Exhibit 99.1

Universal Biosensors, Inc.
ARBN 121 559 993
1 Corporate Avenue Rowville Victoria 3178
Australia
Telephone +61 3 9213 9000
Facsimile +61 3 9213 9099
Email info@universalbiosensors.com www.universalbiosensors.com

23 September 2019

UBI and Siemens Execute Definitive Agreements

Universal Biosensors, Inc. (UBI) is pleased to advise that it has executed the Definitive Agreements with Siemens Healthcare Diagnostics Inc. (Siemens) on substantially the same terms as announced to the market on 9 September 2019.

Ends

Enquiries:
Mr. Craig Coleman	Mr. Salesh Balak
0401 990 472	+61 3 9213 9000

About Universal Biosensors

For additional information regarding Universal Biosensors, refer to: http://www.universalbiosensors.com. Universal Biosensors is a specialist medical diagnostics company, founded in 2001, that is focused on the development, manufacture and commercialisation of a range of in vitro diagnostic tests for point-of-care use. These tests capitalise on a technology platform which uses a novel electrochemical cell that can be adapted for multiple analytes and provide for enhanced measurements in whole blood.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of the US Securities Exchange Act of 1934. Forward-looking statements in this release include statements regarding our expectations, beliefs, hopes, intentions or strategies. All forward-looking statements included in this release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement as a result of new information, future events or otherwise. Our actual results could differ materially from our current expectations. We cannot assure you when, if at all, the proposals outlined in this release will occur, and the terms of any such proposal are subject to change. Factors that could cause or contribute to such differences include, but are not limited to, factors and risks disclosed from time to time in reports filed with the SEC.